UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2009

WENDY’S/ARBY’S GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

678-514-4100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 11, 2009, Wendy’s International, Inc. (“Wendy’s”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, Inc.(“Wendy’s/Arby’s Group”), Wendy’s International Holdings, LLC (“Wendy’s Holdings”), a direct wholly owned subsidiary of Wendy’s/Arby’s Group, Arby’s Restaurant Group, Inc. (“ARG”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, and Arby’s Restaurant Holdings, LLC (“Arby’s Holdings”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group (Wendy’s, Wendy’s Holdings and Arby’s Holdings are collectively referred to as the “Borrowers”), entered into an amended and restated Credit Agreement, among the Borrowers, Triarc Restaurant Holdings, LLC, the Lenders and Issuers party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers (the "Credit Agreement"). The Credit Agreement amends and restates the credit agreement (the “Original Credit Agreement”) among ARG, certain of its subsidiaries and affiliates, and the lenders parties thereto originally executed on July 25, 2005.

The Credit Agreement includes a senior secured term loan facility (the “Amended Arby’s Term Loan”), which had approximately $384 million outstanding as of March 11, 2009 (net of approximately $9 million of debt under the Original Credit Agreement repurchased by Wendy's/Arby's Group in 2008), and a senior secured revolving credit facility of $100 million, and contains provisions for an uncommitted increase of up to $150 million principal amount in the aggregate in the revolving credit facility and/or term facility subject to the satisfaction of certain conditions, including without limitation, certain consent rights of the administrative agent. The revolving credit facility includes a subfacility for the issuance of letters of credit up to $50 million. The Amended Arby’s Term Loan is due not later than July 25, 2012 and amortizes in the amount equal to 1% per annum of the initial principal amount outstanding, payable in quarterly installments through June 30, 2011, with the balance payable in the final year in  four equal quarterly payments. The revolving credit facility expires not later than July 25, 2011. As of March 11, 2009, approximately $26.2 million of loans were outstanding under the revolving credit facility and letters of credit in the aggregate amount of approximately $35.1 million were issued under the Credit Agreement. The revolving credit facility will be used for working capital and other general corporate purposes.

The obligations under the Credit Agreement are secured by a perfected first priority security interest in substantially all of the non-real estate assets of the Borrowers and their domestic subsidiaries, including all inventory, accounts receivable, rights under franchise agreements, other tangible and intangible assets, the stock of domestic Restricted Subsidiaries (as defined in the Credit Agreement), and 65% of the stock of certain foreign subsidiaries of the Borrowers, as well as by mortgages on certain restaurant properties, in each case subject to certain limitations and exceptions. The obligations under the Credit Agreement are also guaranteed by substantially all of the domestic subsidiaries of the Borrowers, other than Unrestricted Subsidiaries (as defined in the Credit Agreement). The terms of the security interest in personal property are set forth in the related Pledge and Security Agreement.

A facility fee of 50 basis points will be payable quarterly on the average unused amount of the revolving credit facility until the maturity date. The Amended Arby’s Term Loan and amounts borrowed under the revolving credit facility bear interest at the Borrowers’ option at either (i) Eurodollar Base Rate (as defined in the Credit Agreement) but not less than 2.75% plus 4.00% or (ii) the Base Rate (as defined in the Credit Agreement), which is the higher of the interest rate announced by the administrative agent for the Credit Agreement as its base rate and the Federal funds rate plus 0.50% (but not less than 3.75%), in either case plus 3.00%.

The Credit Agreement contains customary provisions protecting the lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other certain taxes and indemnifying the lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a eurodollar loan on a day other than the last day of an interest period with respect thereto.

Mandatory prepayments of the credit facilities will be required upon the occurrence of certain events, including sales of certain assets, casualty events and the incurrence of certain additional indebtedness, subject to certain exceptions and reinvestment rights. Loans must also be prepaid from Excess Cash Flow (as defined in the Credit Agreement) in percentages determined by the leverage ratio.

The representations, covenants, and events of default in the Credit Agreement are customary for financing transactions of this nature. Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.

The affirmative and negative covenants in the Credit Agreement include, among others, preservation of corporate existence; payment of taxes; and maintenance of insurance; and limitations on: indebtedness (including guarantee obligations of other indebtedness); liens; mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock; acquisitions, investments, loans and advances; payments and cancellation of certain indebtedness; transactions with affiliates; changes in fiscal year; modification of certain documents; negative pledge clauses and clauses restricting subsidiary distributions; and material changes in lines of business.

The Credit Agreement contains financial covenants restricting the maximum consolidated indebtedness to adjusted EBITDA, a maximum lease adjusted leverage ratio, a minimum consolidated fixed interest coverage ratio and maximum capital expenditures. For purposes of these covenants “consolidated” means the combined results of the Borrowers and their subsidiaries (other than Unrestricted Subsidiaries).

All of the lenders under the Credit Agreement were lenders under the Original Credit Agreement. In 2008, Triarc Companies, Inc., which has since changed it name to Wendy’s/Arby’s Group, Inc., retained Wachovia Capital Markets LLC (“Wachovia”), an affiliate of one of the lenders under the Credit Agreement, to act as financial advisor and to provide a fairness opinion in connection with the merger with Borrower. In addition, certain of the lenders under the Credit Agreement and their affiliates (including Citicorp North America, Inc. and Wachovia and their affiliates) have from time to time provided investment banking, commercial banking and other financial services to Wendy’s/Arby’s Group, Inc. or its affiliates, for which they received customary fees and commissions. The lenders under the Credit Agreement may also provide these services to Wendy’s/Arby’s Group, Inc. or its affiliates from time to time in the future.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Pledge and Security Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the execution of the Credit Agreement described in Item 1.01 above the credit agreement entered into dated January 14, 2009, among Wendy’s International, Inc., Wendy’s Holdings and JPMorgan Chase Bank, N.A., as Administrative Agent, and other lenders, was terminated effective March 11, 2009 and all amounts outstanding under that agreement were paid in full.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Report, other than the penultimate paragraph thereof, is incorporated by reference into this Item 2.03.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On March 12, 2009, Wendy’s/Arby’s Group issued a press release announcing the execution of the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

10.1

Amended and Restated Credit Agreement dated as of July 25, 2005, as amended and restated as of March 11, 2009, by and between Wendy’s International, Inc., Wendy’s International Holdings, LLC, Arby’s Restaurant Group, Inc., and Arby’s Restaurant Holdings, LLC, (collectively the “Borrowers”) among the Borrowers, Triarc Restaurant Holdings, LLC, the Lenders and Issuers party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers.

10.2

Pledge and Security Agreement dated as of July 25, 2005 and amended and restated as of March 11, 2009, by and between Wendy’s International, Inc., Wendy’s International Holdings, LLC, Arby’s Restaurant Group, Inc., and Arby’s Restaurant Holdings, LLC, and Citicorp North America, Inc., as Collateral Agent.

99.1	Press release issued by Wendy’s/Arby’s Group dated March 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By:	/s/ STEVEN B. GRAHAM
Name: Steven B. Graham Title: Senior Vice President - Chief Accounting Officer

Dated: March 12, 2009

EXHIBIT INDEX

Exhibit	Description
10.1

Amended and Restated Credit Agreement dated as of July 25, 2005, as amended and restated as of March 11, 2009, by and between Wendy’s International, Inc., Wendy’s International Holdings, LLC, Arby’s Restaurant Group, Inc., and Arby’s Restaurant Holdings, LLC, (collectively the “Borrowers”) among the Borrowers, Triarc Restaurant Holdings, LLC, the Lenders and Issuers party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents, Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse, Cayman Islands Branch, as joint lead arrangers and joint book-running managers.

10.2

Pledge and Security Agreement dated as of July 25, 2005 and amended and restated as of March 11, 2009, by and between Wendy’s International, Inc., Wendy’s International Holdings, LLC, Arby’s Restaurant Group, Inc., and Arby’s Restaurant Holdings, LLC, and Citicorp North America, Inc., as Collateral Agent.

99.1	Press release issued by Wendy’s/Arby’s Group dated March 12, 2009.